EXHIBIT NO. 99. (i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 80 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XV (the “Trust”) (File Nos. 2-96738 and 811-04253), of my opinion dated February 27, 2025, appearing in Post-Effective Amendment No. 79 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2025.

 /s/DJANIRA LEAL

 Djanira Leal

 Assistant Counsel

Boston, Massachusetts

February 26, 2026